UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 2, 2011

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13615 (Commission File No.)	22-2423556 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                Results of Operations and Financial Condition

The following information is being furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On November 2, 2011, Spectrum Brands, Inc. (“Spectrum”) communicated to investors that as of September 30, 2011, before giving effect to the offering referred to Item 8.02 below, their cash and cash equivalents on hand was $142 million and their total debt was $1,590 million.

Spectrum has not finalized its financial results for the fiscal year ended September 30, 2011. Therefore, the preliminary unaudited financial data for the fiscal year ended September 30, 2011 presented above is based upon the estimates of management and subject to change and adjustment. Spectrum’s final financial results for the fiscal year ended September 30, 2011 may vary from present estimates as its annual financial statement close and auditing process is not complete and additional adjustments and developments may arise between now and the time the financial results for this period are finalized. Such changes and adjustments may be material and, accordingly, investors should not place undue reliance on preliminary financial data. Estimates for any period are not necessarily indicative of operating results for any future period.

Item 8.01                Other Events.

On November 2, 2011, Spectrum also issued a press release announcing that it intends to commence an offering of $150 million aggregate principal amount of senior secured notes due 2018.  The new notes are being issued in addition to $750 million aggregate principal amount of the senior secured notes already existing.  A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01                Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

By:	/s/ Nathan Fagre
Name:	Nathan Fagre
Title:	General Counsel and Secretary

Dated:  November 2, 2011